Exhibit 10.16
AMENDMENT, FREEZE AND TERMINATION AGREEMENT TO THE
XANSER CORPORATION
NON-EMPLOYEE DIRECTORS’ DEFERRED STOCK UNIT PLAN
     THIS AMENDMENT, FREEZE AND TERMINATION AGREEMENT is made by Xanser Corporation (the “Sponsor”),
W I T N E S S E T H:
     WHEREAS, the Sponsor previously entered into that Xanser Corporation Non-Employee Directors’ Deferred Stock Unit Plan (the “Plan”);
     WHEREAS, the Sponsor reserved the right to amend and/or terminate the Plan at any time;
     WHEREAS, on the date of this Agreement there are no participants in the Plan; and
     WHEREAS, the Sponsor has determined to amend the Plan, effective as of the earlier of (a) the “KSL Effective Time” (as that term is defined in that certain Agreement and Plan of Merger dated October 31, 2004, by and among Kaneb Services LLC and Valero L.P. (“Valero”) and certain of Valero’s affiliates, as amended from time to time), (b) a date during 2005 designated in writing by an executive officer of the Sponsor that precedes the KSL Effective Time and is not later than December 15, 2005, and (c) December 15, 2005 (such effective date is referred to hereinafter as the “Termination Date”) (1) to prohibit additional individuals from becoming participants under the Plan, (2) to cease all benefit accruals under the Plan and (3) to terminate the Plan and distribute all accrued and vested amounts payable under the Plan;
     NOW, THEREFORE, the Sponsor hereby agrees that notwithstanding any other provisions of the Plan to the contrary, the Plan is amended, frozen and terminated as follows.
     1. Effective as of the Termination Date, the Plan is amended by adding thereto the following new Section 29:

     29. Eligibility, Benefit Accruals, Vesting And Computation And Payment Of Benefits Incident To Freezing And Termination Of The Plan.
A. Eligibility. Notwithstanding any other provision of the Plan to the contrary, no individual who is not a Participant under the Plan on the Final Valuation Date shall become a Participant under the Plan on or after the Final Valuation Date. Notwithstanding any other provision of the Plan to the contrary, the term “Final Valuation Date” means, with respect to a Participant, the earlier of (a) the “KSL Effective Time” (as that term is defined in that certain Agreement and Plan of Merger dated October 31, 2004, by and among Kaneb Services LLC and Valero L.P. (“Valero”) and certain of Valero’s affiliates, as amended from time to time (the “Merger Agreement”), (b) a date during 2005 designated in writing by an executive officer of the Sponsor that precedes the KSL Effective Time and is not later than December 15, 2005, and (c) December 15, 2005.
B. Benefit Accrual. Notwithstanding any other provision of the Plan to the contrary, any individual who is a Participant under the Plan on the Final Valuation Date and who has not already ceased accruing benefits under the Plan shall cease accruing benefits under the Plan as of the Final Valuation Date.
C. Vesting. Notwithstanding any other provision of the Plan to the contrary, each Participant under the Plan who was not already fully vested in his or her accrued benefit under the Plan as of the Final Valuation Date shall become fully vested as of the Final Valuation Date in his or her accrued benefit under the Plan.
D. Computation of Benefits Payable Under the Plan as of the Final Valuation Date. Notwithstanding any other provision of the Plan to the contrary, as of the Final Valuation Date each Participant (or his or her beneficiary) shall be entitled to receive, in lieu of any other benefits under the Plan, (a) that number of shares of the Company’s Common Stock equal to the number of Deferred Stock Units credited to the Participant’s Deferred Stock Unit Ledger account and (b) a single sum payment in cash in an amount equal to the sum of (i) the KSL DSUs credited to the Participant’s KSL Deferred Stock Unit Ledger account multiplied by an amount equal to the KSL Consideration (as that term is defined in the Merger Agreement), with the aggregate amount of such payment rounded to the nearest cent, and (ii) the Quarterly Cash Distributions (and interest thereon) credited to the Participant’s KSL Deferred Stock Unit Ledger account, provided, however, that if the Merger Agreement is terminated before December 15, 2005, or if the transactions contemplated in the Merger Agreement do not occur before December 15, 2005, then each Participant (or his or her beneficiary) shall be entitled to receive, in lieu of any other benefits under the Plan including, but not limited to, the preceding provisions of this Section 29.D, (a) that number of shares of the Company’s Common Stock equal to the number of Deferred Stock Units credited to the Participant’s Deferred Stock Unit Ledger account, (b) that number of KSL Common Shares equal to the number of KSL DSUs credited to the Participant’s KSL Deferred Stock Unit Ledger account, and (c) a single sum payment in cash in an amount equal to the Quarterly Cash Distributions (and interest thereon) credited to the Participant’s KSL Deferred Stock Unit Ledger account.
E. Payment of Benefits Payable Under the Plan on the Final Valuation Date. Notwithstanding any other provision of the Plan to the contrary or any election previously made under the Plan by the Participant, a Participant’s benefit payable to him pursuant to Section 29.D shall be distributed to the Participant (or his or her beneficiary) as soon as administratively practicable after the Final Valuation Date, but in no case later than December 31, 2005.
  2.  The Plan, as amended by this Amendment, Freeze and Termination Agreement, is frozen and terminated on the Termination Date.

     IN WITNESS WHEREOF, the Sponsor has caused this Agreement to be executed on the 29th day of April, 2005.

XANSER CORPORATION

By:	/s/ William H. Kettler
Title:	Vice President